UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

Old Line Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction) of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-430-2500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Section 5-Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2017, Old Line Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders at which its stockholders voted on the following matters:

(1)
To elect four directors to serve for a three-year term ending at the annual meeting of stockholders to be held in 2020, and until their successors are duly elected and qualified.

	Votes	Votes	Broker
	For	Withheld	Non-Votes
Craig E. Clark	6,010,772	1,376,967	2,302,518
Gail D. Manuel	7,252,570	135,169	2,302,518
Gregory S. Proctor, Jr.	7,233,417	154,322	2,302,518
Suhas R. Shah	7,219,745	167,994	2,302,518

(2)
To ratify the appointment of Dixon Hughes Goodman LLP as independent public accountants to audit the Company’s financial statements for 2017.

Votes For	9,484,884
Votes Against	172,592
Abstentions	32,781
Broker Non-Votes	0

(3)
To vote on a non-binding advisory proposal to approve the compensation of the Company’s named executive officers.

Votes For	7,106,874
Votes Against	150,616
Abstentions	130,249
Broker Non-Votes	2,302,518

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: May 25, 2017	By:	/s/ Mark A. Semanie
Mark A. Semanie
Executive Vice President and Chief Operating Officer